Exhibit 5

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

February 15, 2013

Time Warner Cable Inc.

60 Columbus Circle

New York, NY 10023

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Time Warner Cable Inc., a Delaware corporation (the “Company”), Time Warner Cable Enterprises LLC, a Delaware limited liability company (“TWCE”), TW NY Cable Holding Inc., a Delaware corporation (“TW NY Holding”) and Time Warner Cable Internet Holdings II LLC, a Delaware limited liability company (“TWC Internet” and, together with TW NY Holding and TWCE, the “Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you

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have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1. the following securities of the Company (together, the “Company Securities”):

A.	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of the Debt Securities) of the Company, par value $0.01 per share (the “Preferred Stock”);

C.	shares of common stock (including shares issued upon conversion of the Debt Securities or Preferred Stock) of the Company, par value $0.01 per share (the “Common Stock”);

D.	depositary shares representing a fractional share of a particular series of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”);

E.	warrants to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”);

F.	purchase contracts representing the Company’s obligation to sell Debt Securities, Preferred Stock or Common Stock, or any of the other Company Securities that may be sold under the Registration Statement, or debt obligations of third parties, including government securities (the “Purchase Contracts”); and

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G.	units consisting of any combination of one or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”).

2. the following securities of the Guarantors:

A.	guarantees of the Debt Securities (the “Guarantees”).

The Company Securities and the Guarantees (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Senior Debt Securities and the related Guarantees, if any, are to be issued under the indenture, dated as of April 9, 2007, by and among the Company, the Guarantors and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of April 9, 2007, by and among the Company, Time Warner Entertainment Company, L.P., TW NY Holding and the Trustee, and the Second Supplemental Indenture, dated as of September 30, 2012, by and among the Company, the Guarantors and the Trustee (as so amended and supplemented, the “Senior Debt Indenture”). The Subordinated Debt Securities and the related Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, the Guarantors and the Trustee (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

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The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement; and

2. the Senior Debt Indenture and the form of Subordinated Debt Indenture incorporated by reference as Exhibits 4.4, 4.5, 4.6 and 4.7 to the Registration Statement.

In addition, we have examined (i) such corporate or limited liability company records of the Company and each of the Guarantors that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and TW NY Holding and the certificate of formation,

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as amended or restated, and the limited liability company agreement, as amended or restated, of TWCE and TWC Internet, each certified by the Company and each such Guarantor as in effect on the date of this letter, (ii) the organizational documents of Time Warner NY Cable LLC, as the sole member of TWC Internet and, along with the Company, as the members of TWCE, (iii) copies of resolutions of the board of directors of the Company, the sole director of TW NY Holding, the sole member of TWC Internet and the members of TWCE relating to the issuance of the Securities, certified by the Company and such Guarantors and (iv) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

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We have also assumed, without independent investigation, that (i) the Subordinated Debt Indenture will be duly executed and delivered by the parties to the Subordinated Debt Indenture in substantially the form incorporated by reference as an exhibit to the Registration Statement, (ii) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto (other than the Company and the Guarantors), (iv) the Depositary Shares, the Warrants, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, and (vi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or any of the Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of the Guarantors.

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With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and the Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company or the Guarantors, as applicable, and, in the case of Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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2. Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security exercisable for, exchangeable for or convertible into Preferred Stock, in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security exercisable for, exchangeable for or convertible into Common Stock, in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4. When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5. When any Warrants have been duly authorized, executed and delivered by the Company, such Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. When any Purchase Contracts have been duly authorized, executed and delivered by the Company, such Purchase Contracts will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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7. When the Units have been duly authorized, issued and delivered by the Company, the Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When the specific terms of a particular issuance of Debt Securities and any related Guarantees have been duly authorized by the Company and the Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Guarantees will be valid and legally binding obligations of each Guarantor enforceable against each such Guarantor in accordance with its terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

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We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP